UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2008

Barrier Therapeutics, Inc.

(Exact name of registrant specified in its charter)

Delaware	000-50680	22-3828030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 College Road East, Suite 3200, Princeton, New Jersey 08540

(Address of principal executive offices)

(609) 945-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer Effective March 31, 2008

On January 25, 2008, Barrier Therapeutics, Inc. (the “Company”) and Geert Cauwenbergh, Ph.D., the Company’s Chief Executive Officer, agreed to a mutual separation, whereby Dr. Cauwenbergh shall continue as the Chief Executive Officer of the Company until March 31, 2008. Dr. Cauwenbergh shall remain a member of the Company’s Board of Directors (the “Board”).

In connection with this mutual separation, Dr. Cauwenbergh and the Company anticipate entering into a separation agreement consistent with the terms of Dr. Cauwenbergh’s employment agreement. The separation agreement entered into between the Company and Dr. Cauwenbergh, if and when finalized and executed, will be filed as an exhibit to a Form 8-K or the Company’s next periodic report.

Appointment of New Chief Executive Officer Effective April 1, 2008

Effective April 1, 2008, Alfred Altomari, the Company’s current Chief Operating Officer, will assume the role of Chief Executive Officer of the Company.

Mr. Altomari, age 48, has served as the Company’s Chief Operating Officer since February 2006. From August 2003 until February 2006, Mr. Altomari served as the Company’s Chief Commercial Officer. Prior to joining the Company, Mr. Altomari was at affiliates of Johnson & Johnson from 1982 to 2003 where he most recently served as General Manager of the Ortho Neutrogena prescription drug development group. Mr. Altomari also serves as a director of Auxilium Pharmaceuticals, Inc. and Agile Therapeutics, Inc. Mr. Altomari received a bachelor’s degree in Science with a dual major in finance and accounting from Drexel University and received his M.B.A. from Rider University.

Mr. Altomari does not have any family relationship with any executive officer or director of the Company. In addition, neither Mr. Altomari nor any member of his immediate family has engaged, directly or indirectly, in any transaction, or series of similar transactions, with the Company or any of its subsidiaries since January 1, 2007 in which the amount involved exceeds $120,000, other than compensation paid in connection with the terms of his employment with the Company.

The Company anticipates entering into a new employment agreement with Mr. Altomari in connection with his appointment to serve as the Company’s Chief Executive Officer. Such employment agreement, if and when executed, will be filed as an exhibit to a Form 8-K or the Company’s next periodic report.

Appointment of Alfred Altomari to Fill Board Vacancy

As previously disclosed on Form 8-K, on September 13, 2007, Nicholas J. Simon III, a Class I director, resigned from the Board. On January 25, 2008, the Board, in accordance with the Company’s by-laws, elected Alfred Altomari to fill this vacant seat, effectively immediately. The Board determined that Mr. Altomari shall be a Class I director and, as such, shall serve until the next election of Class I directors, subject to the election and qualification of a successor, or until his earlier death, resignation or removal.

It is anticipated that Mr. Altomari will not serve on any of the Board’s committees.

As Mr. Altomari is an employee of the Company, he will not receive compensation for his service as a director.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release dated January 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRIER THERAPEUTICS, INC.

Date: January 25, 2008	By:	/s/ Geert Cauwenbergh
	Name:	Geert Cauwenbergh, Ph.D
	Title:	Chief Executive Officer